UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2020

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-15891	41-1724239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 22, 2020, NRG Receivables LLC (“NRG Receivables”), a wholly-owned subsidiary of NRG Retail LLC (“NRG Retail”), and certain of NRG Retail’s subsidiaries (the “Originators”) entered into a $750 million accounts receivable securitized borrowing facility (the “Receivables Facility”) with a group of conduit lenders and banks and Royal Bank of Canada (“RBC), as Administrative Agent. The Receivables Facility includes a receivables sale agreement, a receivables loan and servicing agreement and a performance guarantee.

Pursuant to the receivables sale agreement dated as of September 22, 2020 among Green Mountain Energy Company, Reliant Energy Northeast LLC, Reliant Energy Retail Services, LLC, Stream SPE, Ltd, US Retailers LLC and Xoom Energy Texas, LLC, as the Originators, NRG Retail, as the Servicer, and NRG Receivables (the “Receivables Sale Agreement”), the Originators will sell to NRG Receivables substantially all of their receivables for the sale of electricity, natural gas and/or related services to their customers and certain related rights (collectively, the “Receivables”) and in connection therewith have transferred to NRG Receivables the deposit accounts into which the proceeds of such Receivables are paid. The Receivables will be sold by the Originators to NRG Receivables at a discount, which will initially be 1% and is subject to adjustment for future sales to reflect changes in prevailing interest rates and collection experience. NRG Receivables will be consolidated in the financial statements of NRG Energy, Inc. (“NRG”).

Pursuant to the receivables loan and servicing agreement dated as of September 22, 2020 (the “Receivables Loan Agreement”) among NRG Receivables, as Borrower, NRG Retail, individually and as Servicer, RBC, as Administrative Agent, the conduit lenders described therein, the committed lenders described therein, the LC Issuers described therein and the facility agents described therein (collectively, the “Lenders”), NRG Receivables may borrow up to $750 million outstanding at any time, of which up to $400 million may be in the form of letters of credit issued by the LC Issuers for the benefit of the Originators or their affiliates based on the availability of eligible Receivables and other customary factors. As part of the Receivables Loan Agreement, the Borrower has granted a security interest in its Receivables and other related assets to the Administrative Agent, for the benefit of the Lenders. The proceeds of the Receivables Facility will be used for general corporate purposes, including providing additional liquidity for the acquisition by NRG of Centrica plc’s North American energy supply, services and trading business, Direct Energy, under the terms of the previously disclosed Receivables Sale Agreement entered into on July 24, 2020. Unless earlier terminated or subsequently extended pursuant to the terms of the Receivables Loan Agreement, the Receivables Facility will expire on September 21, 2021. The Receivables Loan Agreement contains customary termination events that could cause an early termination date, including, among other things, the failure to make timely payments or deposits under the Receivables Facility documents, breach of representations or covenants, events of default under other indebtedness, certain changes of control and the failure to meet certain leverage ratios and Receivables ratios.

NRG has agreed to guarantee the performance of the Servicer and the Originators under the Receivables Facility documents. NRG has not agreed to guarantee any obligations of NRG Receivables or the collection of any of the Receivables.

In connection with the Receivables Facility, NRG Retail and the Originators also entered into a separate uncommitted repurchase facility pursuant to which they may obtain short-term financing secured by a subordinated note issued by NRG Receivables up to the lesser of $75 million and the principal amount of such subordinated note. Any such repurchase transaction will have a one-month maturity unless terminated earlier as a result of a termination event under the Receivables Facility or the occurrence of any other event of default under the repurchase facility. NRG will guarantee the obligations of NRG Retail and the Originators under the repurchase facility.

The foregoing description of the Receivables Sale Agreement and the Receivables Loan Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Receivables Sale Agreement, dated as of September 22, 2020, among the Originators from time to time parties thereto, NRG Retail LLC, as Servicer, and NRG Receivables LLC.
10.2	Receivables Loan and Servicing Agreement, dated as of September 22, 2020, among NRG Receivables LLC, as Borrower, NRG Retail LLC, as Servicer, the persons from time to time party thereto as Conduit Lenders, the persons from time to time party thereto as Committed Lenders, the persons from time to time party thereto as Facility Agents, the financial institutions from time to time party thereto as LC Issuers, and Royal Bank of Canada as Administrative Agent.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the iXBRL document contained in Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2020		NRG Energy, Inc.
(Registrant)

	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary